Exhibit 99.1

Mannatech reaches settlement in securities class-action lawsuit

Settlement subject to final court approval; Mannatech admits no wrongdoing

Coppell, Texas, March 20, 2008 — Mannatech, Incorporated (NASDAQ: MTEX) today announced that the Company and counsel for the lead plaintiff have reached a settlement in the securities class action lawsuit styled Jonathan Crowell v. Mannatech, Inc., et al., Civil Action No. 3:07-CV-00238-K, in the United States District Court for the Northern District of Texas (“the litigation”). The litigation is the consolidation of three securities class action complaints filed against Mannatech, Incorporated, and certain of its officers and directors in August and September 2005. The settlement class consists of the purchasers of Mannatech stock during the period August 10, 2004 through July 30, 2007.

This settlement, which is subject to among other things preliminary and final Court approval, would resolve all the claims in the litigation. Without admitting any liability or wrongdoing of any kind, the Company has agreed to authorize payment to the plaintiff class of $11.25 million. This settlement payment would be funded by both the Company’s insurer and the Company itself.

Because the litigation is a class action, the settlement is subject to the preliminary approval of the Court as well as the Court’s final approval after notice of the terms of the settlement has been provided to all class members. Timing of the approval process is dependent on the Court’s calendar. Relevant purchasers of Mannatech stock have a right to opt out of the class, class members may object to the terms of the settlement, and final consummation of settlement must await the entry of final judgment approving the settlement as fair to all class members. However, such settlements are not uncommonly approved without material modification, and barring any unusual developments, the Company expects that this approval process will be completed within a 4-6 month period.

About Mannatech

Mannatech, Incorporated, is a global wellness solutions provider of innovative, high-quality, proprietary nutritional supplements, topical and skin care products, and weight management products sold through independent associates and members located in the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, Denmark, and Germany.

Forward Looking Statements

This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “intend” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the United States Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Certain factors that could cause or contribute to such differences include, among other things, the ability of the Company to successfully finalize settlement of the litigation. Although Mannatech believes that the expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and other filings filed with the United States Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Mannatech, Incorporated is represented by the law firm Akin Gump Strauss Hauer & Feld LLP.

Contact Information:

Gary Spinell, Vice President

Investor Relations

972-471-6512

ir@mannatech.com

Corporate website: www.mannatech.com